Exhibit (j)(1)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Variable Income Trust
We consent to the use of our reports, dated February 19, 2008, incorporated herein by reference, for Legg Mason Partners Variable Global High Yield Bond Portfolio and Legg Mason Partners Variable Strategic Bond Portfolio, each a series of Legg Mason Partners Variable Income Trust, as of December 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
New York, New York
April 17, 2008

Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Variable Income Trust
We consent to the use of our report, dated February 19, 2008, incorporated herein by reference, for Legg Mason Partners Variable Diversified Strategic Income Portfolio, a series of Legg Mason Partners Variable Income Trust, as of December 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
New York, New York
April 17, 2008